SECURITIES PURCHASE AGREEMENT AND PLAN OF REORGANIZATION
                        (Supersedes all prior agreements)

         THIS SECURITIES PURCHASE AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into on July 1, 2004 by and among CHINA HOTEL HOLDINGS, INC, a Nevada corporation ("China Hotel Holdings, Inc."), SHENYANG HOLIDAY BUILDING COMPANY LIMITED, a Chinese corporation ("Shenyang Holiday Building Company Limited"), and the Holiday Investment, Inc., a California corporation and the sole stockholder of Shenyang Holiday Building Company Limited (the "Stockholder" or "Selling Stockholder").

                                 R E C I T A L S

         A. The sole shareholder, Holiday Investment Inc., of Shenyang Holiday Building Company Limited has authorized capital stock consisting of 100,000 shares of common stock ("Holiday Investment Inc. Shares"), of which 100,000 111shares are issued and outstanding as of the date of this Agreement.

         B. China Hotel Holdings, Inc. has authorized capital stock consisting of 10,000,000 shares of common stock ("China Hotel Holding, Inc. Common Stock"), $0.001 par value, of which 1,400,000 shares of China Hotel Holdings, Inc. Common Stock are issued and outstanding as of the date of this Agreement.

         C. The holders of the Holiday Investment Inc. Shares wish to sell, and China Hotel Holdings, Inc. wishes to acquire, all of the issued and outstanding Holiday Investment Inc. Shares in exchange for China Hotel Holding Inc.'s issuance of shares ("China Hotel Holdings, Inc Shares") to the holders of Holiday Investment Inc. Shares at the rate of 86 China Hotel Holdings Inc. share for every one (1) Holiday Investment Inc. Share (the "Exchange Ratio"), subject to and upon the terms and conditions hereinafter set forth.

         D. The Stockholders will transfer to China Hotel Holding, Inc. at the closing, Holiday Investment Inc. Shares representing 100% of the issued and outstanding voting securities of Shenyang Holiday Building Company Limited. All the Stockholders are sometimes collectively referred to herein as the "Selling Stockholders".

E. At the end of the closing, the Selling Stockholder shall become eighty-six percent (86%) shareholder of China Hotel Holding, Inc.

F. No money shall be exchanged for this transaction. This will be a stock-swap transaction.


                                A G R E E M E N T

It is agreed as follows:

         1. SECURITIES PURCHASE AND REORGANIZATION.


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                  1.1 INCORPORATION OF RECITALS. The provisions and recitals set forth above are hereby referred to and incorporated herein and made a part of this Agreement by reference.

                  1.2 AGREEMENT TO EXCHANGE SECURITIES. Subject to the terms and upon the conditions set forth herein:

                           (a) CLOSING. All the Stockholder agree to sell,
assign, transfer and deliver to China Hotel Holdings, Inc., and China Hotel Holdings, Inc. agrees to purchase from each Stockholder, at the Closing, the Holiday Investment, Inc. Shares owned by the Stockholder, in exchange for the issuance, at the Closing, by China Hotel Holdings, Inc. to the Stockholder 86 China Hotel Holdings, Inc. Share for every one (1) Holiday Investment Inc. Shares sold and delivered to China Hotel Holdings, Inc.. No fractional shares of China Hotel Holdings, Inc. Common Stock shall be issued. In lieu thereof, each recipient of China Hotel Holdings, Inc. Common Stock who would otherwise be entitled to a fraction of a share of China Hotel Holdings, Inc. Common Stock (after aggregating all fractional shares of China Hotel Holdings, Inc. Common Stock to be received by such holder) shall be entitled to receive one whole share of China Hotel Holdings, Inc. Common Stock.

                  1.3 CLOSING. The initial closing ("Closing") of the exchange of the Holiday Investment Inc. Shares Shares and the China Hotel Holdings, Inc. Shares shall take place on July 1, 2004.

                  1.4 INSTRUMENTS OF TRANSFER.

                           (a) Each Selling Stockholder shall deliver to China
Hotel Holdings, Inc. on the Closing Date original certificates evidencing the shares owned by the Selling Stockholder, along with duly executed stock powers in form attached hereto as Exhibit A, in order to effectively vest in China Hotel Holdings, Inc. all right, title and interest in and to the Holiday Investment Inc. Shares owned by the Selling Stockholder. From time to time after the Closing Date, and without further consideration, the Selling Stockholder will execute and deliver such other instruments of transfer and take such other actions as China Hotel Holdings, Inc. may reasonably request in order to more effectively transfer to China Hotel Holdings, Inc. the securities intended to be transferred hereunder.

                           (b) China Hotel Holdings, Inc. Shares. China Hotel
Holdings, Inc. shall deliver to the Selling Stockholders on the Closing Date original certificates evidencing the China Hotel Holdings, Inc. Shares, in form and substance satisfactory to the Selling Stockholders, in order to effectively vest in each Selling Stockholder its respective right, title and interest in and to the China Hotel Holdings, Inc. Shares. From time to time after the Closing Date, and without further consideration, China Hotel Holdings, Inc. will execute and deliver such other instruments and take such other actions as the Selling Stockholders may reasonably request in order to more effectively issue to them the China Hotel Holdings, Inc. Shares.

                  1.5 TAX FREE REORGANIZATION. The parties intend that the transaction under this Agreement qualify as a tax free reorganization under Sections 351 and 368 of the Internal Revenue Code of 1986, as amended.

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         2. DELIVERIES AT THE CLOSING

                  2.1 CHINA HOTEL HOLDINGS, INC.'S DELIVERIES AT THE CLOSING. At or prior to the Closing, China Hotel Holdings, Inc. shall deliver or cause to be delivered to All the Stockholders certificates representing the China Hotel Holdings, Inc. Shares registered in the names of All the Stockholders; and such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby.

                  2.2 SELLING STOCKHOLDERS' DELIVERIES AT CLOSING. At or prior to the Closing, each Selling Stockholder shall deliver or cause to be delivered to China Hotel Holdings, Inc. all of the following:

                           (a) An original certificate representing the Shenyang
Holiday Building Company Limited Shares owned by such Selling Stockholder, along with a duly executed stock power, in form attached hereto as Exhibit A; and

                           (b) Such other documents and instruments as shall be
reasonably necessary to effect the transactions contemplated hereby.

                  3. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each All the Stockholder severally and not jointly represents, warrants and covenants to and with China Hotel Holdings, Inc. with respect to himself, as follows:

                  3.1 POWER AND AUTHORITY. Each Stockholder has all requisite power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the "Documents"). All action on the part of the Stockholder necessary for the authorization, execution, delivery and performance of the Documents by the Stockholder has been taken and no further authorization on the part of the Stockholder is required to consummate the transactions provided for in the Documents. When executed and delivered by the Stockholder, the Documents shall constitute the valid and legally binding obligation of the Stockholder enforceable in accordance with their respective terms.

                  3.2 OWNERSHIP OF AND TITLE TO SECURITIES. Exhibit A to this Agreement accurately and completely sets forth all of the capital stock of Holiday Investment Inc. owned by All the Stockholders. Each Stockholder represents that the Stockholder has and will transfer to China Hotel Holdings, Inc. good and marketable title to the Holiday Investment Inc. Shares which he owns, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances.

                  3.3 INVESTMENT AND RELATED REPRESENTATIONS.

                           (a) SECURITIES LAWS COMPLIANCE. The Stockholder is
aware that neither the China Hotel Holdings, Inc. Shares nor the offer or sale thereof to the Stockholder has been registered under the Securities Act, or under any state securities law. The Stockholder understands that the China Hotel Holdings, Inc. Shares will be characterized as "restricted" securities under federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only

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in certain limited circumstances. The Stockholder agrees that the Stockholder will not sell all or any portion of China Hotel Holdings, Inc. Shares except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The address of the Stockholder is as set forth on Exhibit A attached hereto. The Stockholder understands that each certificate for China Hotel Holdings, Inc. Shares issued to the Stockholder or to any subsequent transferee shall be stamped or otherwise imprinted with the legend set forth below summarizing the restrictions described in this Section 3.3 and that China Hotel Holdings, Inc. shall refuse to transfer the China Hotel Holdings, Inc. Shares except in accordance with such restrictions:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

                           (b) INVESTMENT REPRESENTATION. This Agreement is made
with the Stockholder in reliance upon the Stockholder's representation, which by the Stockholder's execution of this Agreement the Stockholder hereby confirms, that the China Hotel Holdings, Inc. Shares to be received by the Stockholder are being acquired pursuant to this Agreement for investment and not with a view to the public resale or distribution thereof unless pursuant to an effective registration statement or exemption under the Securities Act.

                           (c) NO PUBLIC SOLICITATION. The Stockholder is
acquiring the China Hotel Holdings, Inc. Shares after private negotiation and has not been attracted to the acquisition of the China Hotel Holdings, Inc. Shares by any press release, advertising or publication.

                           (d) ACCESS TO INFORMATION. The Stockholder
acknowledges that China Hotel Holdings, Inc. has given to the Stockholder and his counsel, accountants and other advisors, agents, consultants and representatives, full access to all of the properties, books, contracts, commitments and records of China Hotel Holdings, Inc., and has furnished or will furnish all such information concerning it (including its operations, financial condition and business plan) as the Stockholder has requested or may request.

                           (e) INVESTOR SOLICITATION AND ABILITY TO BEAR RISK TO
LOSS. The Stockholder, if a corporation or a partnership, has not been organized for the purpose of acquiring the China Hotel Holdings, Inc. Shares. The Stockholder acknowledges that it is able to protect its interests in connection with the acquisition of the China Hotel Holdings, Inc. Shares and can bear the economic risk of investment in such securities without producing a material adverse change in the Stockholder's financial condition. The Stockholder

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otherwise has such knowledge and experience in financial or business matters that the Stockholder is capable of evaluating the merits and risks of the investment in the China Hotel Holdings, Inc. Shares.

                           (f) ACCREDITED INVESTOR STATUS. The Stockholder is an
"accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

         4. REPRESENTATIONS AND WARRANTIES OF CHINA HOTEL HOLDINGS, INC.. Except as set forth in the schedule attached hereto as Exhibit C (the "China Hotel Holdings, Inc. Disclosure Schedule"), China Hotel Holdings, Inc. represents, warrants and covenants to and with Shenyang Holiday Building Company Limited and each of the Selling Stockholders that China Hotel Holdings, Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform its obligations under this Agreement.

        5. REPRESENTATIONS AND WARRANTIES OF SHENYANG HOLIDAY BUILDING COMPANY LIMITED. Except as set forth in the schedule attached hereto as Exhibit D (the "Shenyang Holiday Building Company Limited Disclosure Schedule"), Shenyang Holiday Building Company Limited represents, warrants and covenants to and with China Hotel Holdings, Inc. as follows:

                  5.1 ORGANIZATION AND GOOD STANDING. Holiday Investment Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the California and has full corporate power and authority to enter into and perform its obligations under this Agreement.

                  5.2 CAPITALIZATION. Recital A to this Agreement accurately and completely describes the authorized, issued and outstanding capital stock of Holiday Investment Inc. All outstanding shares of Holiday Investment Inc. Shares have been duly authorized and validly issued, and are fully paid, nonassessable, and free of any preemptive rights.

                  5.3 VALIDITY OF TRANSACTIONS. This Agreement, and each document executed and delivered by Holiday Investment Inc. in connection with the transactions contemplated by this Agreement, and the performance of the transactions contemplated therein have been duly authorized by the directors of Holiday Investment, Inc., have been duly executed and delivered by Holiday Investment, Inc. and is each the valid and legally binding obligation of Holiday Investment, Inc., enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

                  5.4 NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of (i) the Certificate of Incorporation or Bylaws of Holiday Investment, Inc., as amended, (ii) any agreement, contract, lease, license or instrument to which Holiday Investment, Inc. is a party or by which Holiday Investment, Inc. or any of its properties or assets are bound,
(iii) any judgment, decree, order, or writ by which Holiday Investment, Inc. is bound or to which it or any of its properties or assets are subject; or (iv) any laws of China.

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         6. CONDITIONS PRECEDENT

                  6.1 CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing of the following conditions unless waived by such party:

                           (a) GOVERNMENT APPROVALS. All authorizations,
consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement, shall have been filed, occurred or been obtained.

                           (b) THIRD-PARTY APPROVALS. Any and all consents or
approvals required from third parties relating to contracts, licenses, leases and other instruments, material to the respective businesses of China Hotel Holdings, Inc. and Holiday Investment, Inc., shall have been obtained.

                           (c) LEGAL ACTION. No temporary restraining order,
preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of Holiday Investment, Inc. or China Hotel Holdings, Inc., has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

                  6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF CHINA HOTEL HOLDINGS, INC.. The obligations of China Hotel Holdings, Inc. to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, unless waived by China Hotel Holdings, Inc.:

                           (a) REPRESENTATIONS AND WARRANTIES OF ALL THE
STOCKHOLDERS. The representations and warranties of All the Stockholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement.

                           (b) REPRESENTATIONS AND WARRANTIES OF Holiday
Investment, Inc.. The representations and warranties of Holiday Investment, Inc. set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date.

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                           (c) PERFORMANCE OF OBLIGATIONS OF HOLIDAY INVESTMENT,
INC.. Holiday Investment, Inc. shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date.

                           (d) ADDITIONAL CLOSING DOCUMENTS. China Hotel
Holdings, Inc. shall have received each of the documents or instruments listed in Section 2.2 hereof from All the Stockholders.

                  6.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF HOLIDAY INVESTMENT, INC. AND THE STOCKHOLDERS. The obligations of Holiday Investment, Inc. and All the Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions unless waived by Holiday Investment, Inc. and All the Stockholders:

                           (a) REPRESENTATIONS AND WARRANTIES. The
representations and warranties of China Hotel Holdings, Inc. set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and Holiday Investment, Inc..

                           (b) PERFORMANCE OF OBLIGATIONS OF CHINA HOTEL
HOLDINGS, INC.. China Hotel Holdings, Inc. shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date.

                 7. CERTAIN ADDITIONAL UNDERSTANDINGS AND AGREEMENTS. As soon as is reasonably practicable following the Closing, China Hotel Holdings, Inc. shall make such filings and take such actions as are necessary to secure a qualification for quotation on the over the counter bulleting board in the U.S.

         8. TERMINATION AND ABANDONMENT.

                  8.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing by the written consent of Holiday Investment, Inc. and China Hotel Holdings, Inc..


         9. MISCELLANEOUS.

                   9.1 THIRD-PARTY BENEFICIARIES. All Selling Stockholders, including the Subscribers who execute the Subscription Agreements subsequent to the Closing, shall be permitted beneficiaries of the representations, warranties and covenants of China Hotel Holdings, Inc. and of the closing documents delivered by China Hotel Holdings, Inc. at the Closing.

                  9.2 CUMULATIVE REMEDIES. Any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulatively and not alternatively.

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                  9.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly
provided herein, this Agreement and any of the rights, interests or obligations hereunder may not be assigned by any of the parties hereto. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto whether so expressed or not.

                  9.4 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

                  9.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

                  9.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior and contemporaneous agreements and understandings.

                  9.7 SURVIVAL OF REPRESENTATIONS. All representations, warranties and agreements contained herein or made in writing by China Hotel Holdings, Inc., Holiday Investment, Inc. and All the Stockholders in connection with the transactions contemplated hereby except any representation, warranty or agreement as to which compliance may have been appropriately waived, shall survive the execution and delivery of this Agreement.

                  9.8 EXPENSES AND ATTORNEY FEES. China Hotel Holdings, Inc. and Holiday Investment, Inc. shall each pay all of their respective legal and due diligence expenses in connection with the transactions contemplated by this Agreement, including, without limiting the generality of the foregoing, legal and accounting fees.

                  9.9 WAIVER OF CONDITIONS. At any time or times during the term hereof, China Hotel Holdings, Inc. may waive fulfillment of any one or more of the conditions to its obligations in whole or in part, and Holiday Investment, Inc. or All the Stockholders may waive fulfillment of any one or more of the foregoing conditions to their obligation, in whole or in part, by delivering to the other party a written waiver or waivers of fulfillment thereof to the extent specified in such written waiver or waivers. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

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                  9.10 NOTICES. All notices, requests, consents and other
communications hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) upon receipt when sent by first-class registered or certified mail, return receipt requested, postage prepaid, or (d) upon receipt after deposit with a nationally recognized overnight express courier, postage prepaid, specifying next day delivery with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth below or at such other address as such party may designate by three (3) days advance written notice to the Company.

                  9.11 LAW GOVERNING. This Agreement shall be construed and interpreted in accordance with and governed and enforced in all respects by the laws of the State of Delaware.

                  9.12 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

                  9.13 DELIVERY BY FAX. Delivery of an executed counterpart of the Agreement or any exhibit attached hereto by facsimile transmission shall be equally as effective as delivery of an executed hard copy of the same. Any party delivering an executed counterpart of this Agreement or any exhibit attached hereto by facsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver such executed hard copy shall not affect the validity, enforceability or binding nature effect of this Agreement or such exhibit.


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         IN WITNESS WHEREOF, each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.


                                     "China Hotel Holdings, Inc."

                                     CHINA HOTEL HOLDINGS, INC.,
                                     a Nevada Corporation


                                     By:
                                         ---------------------------------------
                                         __________________, President


                                     "Holiday Investment, Inc."

                                     HOLIDAY INVESTMENT, INC.,
                                     a California Corporation


                                     By:
                                         ---------------------------------------
                                         ______________, Title:  _______________


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